SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report: February 13, 2002


                                  DRUCKER, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



     Delaware                   0-29670                     N/A
-------------------             -------------               ----
(State or other                 (Commission                 (IRS Employer
jurisdiction of                 File Number)                Identification No.)
incorporation)


            #1- 1035 Richards Street, Vancouver, B.C. Canada V6B 3E4
            --------------------------------------------------------
             (New address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (604) 681- 4421

Item 1.           Changes in Control of Registrant

                  None.


Item 2.           Acquisition or Disposition of Assets

                  None.


Item 3.           Bankruptcy or Receivership

                  None.


Item 4.           Changes in Registrants Certifying Accountant

                  None.


Item 5.           Other Events

         The Board of Directors of Drucker, Inc. ("Drucker" or the "Company") has reached an agreement with Tanganyika Oil Company Ltd. ("Tanganyika") to sell its 20% interest in the West Gharib Block, Egypt. Upon completion of the transaction, Tanganyika will have a 70% interest in the Block.

         Pursuant to the terms of the agreement, Tanganyika will acquire Drucker's 20% interest in the West Gharib Block for a purchase price of US$250,000 and the issuance of 1,000,000 common shares in the capital stock of Tanganyika Oil. The foregoing transaction is subject to regulatory approval.

         In exchanging a cash settlement and one million common shares of Tanganyika for our 20% interest in West Gharib, Drucker will become a shareholder of Tanganyika and this should mitigate our exploration risks and future cash calls while retaining exposure to West Gharib, Egypt.

         The Company plans to seek other investment opportunities.


Item 6.           Resignation of Registrant's Directors

                  None.


Item 7.           Financial Statements & Exhibits

                  Financial Statements - None.

                  Exhibits:

                           None.

Item 8.           Change in Fiscal Year

                  None.


Item 9.           Regulation FD Disclosure

                  None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:February 13, 2002


                                            DRUCKER, INC.



                                            By: /s/ Ernest Cheung
                                                --------------------------------
                                                     Ernest Cheung, Director